Exhibit 1

Joint Filing Agreement

We, the undersigned, hereby agree that the Statement on Schedule 13D to which this Agreement is an Exhibit, which is being filed in connection with the securities of Amaya Inc., and any amendment thereafter signed by each of the undersigned, shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated:  April 10, 2017

Discovery Key Investments Limited

By:	/s/ Tang Hao
Name:	Tang Hao
Title:	Director

Tang Hao

By:	/s/ Tang Hao